Exhibit 1.1

[•] Shares

AMERIHOME, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

October [•], 2020

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, NY 10010

GOLDMAN SACHS & CO. LLC
200 West Street
New York, NY 10282

J.P. MORGAN SECURITIES LLC
 383 Madison Avenue
New York, NY 10179

WELLS FARGO SECURITIES LLC
500 West 33rd Street
New York, NY 10001

As representatives (“Representatives”) of the several Underwriters

Ladies and Gentlemen:

1.     Introductory.  AmeriHome, Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters [•] shares of its Class A Common Stock (“Securities”) (such [•] shares of Securities being hereinafter referred to as the “Firm Securities”), and, at the option of the Underwriters, an aggregate of not more than [•] additional outstanding shares (“Optional Securities”) of the Company’s Securities, as set forth below.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

On the date hereof the business of the Company is conducted through Aris Mortgage Holding Company, LLC, a Delaware limited liability company (“Aris Holding”), and its subsidiaries. In connection with the offering contemplated by this Agreement, the “Transactions” (as such term is defined in the Registration Statement and the Pricing Disclosure Package (each as defined below) under the caption titled “Our Organizational Structure”) were or will be effected prior to the delivery of the Offered Securities, pursuant to which, among other things, the Company will become the sole manager of Aris Holding. As the sole manager of Aris Holding, the Company will operate and control all of the business and affairs of Aris Holding and, through Aris Holding and its subsidiaries, conduct its business. The Company and Aris Holding are each referred to herein as a “AmeriHome Party” and, collectively, as the “AmeriHome Parties”.

2.     Representations and Warranties of the AmeriHome Parties.  (a) Each AmeriHome Party, jointly and severally, represents and warrants to, and agrees with, the several Underwriters that:

(i)            Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-1 (No. 333-249235) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.”  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Securities.  At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.”

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended.  Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•]:00 pm (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c).  If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof  (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and The Nasdaq Global Market.

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.  The Initial Registration Statement and any Additional Registration Statement, after the filing thereof, are referred to collectively as the “Registration Statements” and each is individually referred to as a “Registration Statement.”  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

(ii)           Compliance with Securities Act Requirements.  (A) (1) At their respective Effective Times, (2) on the date of this Agreement and (3) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.

(iii)          Ineligible Issuer Status.  (A) At the time of the initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iv)          Emerging Growth Company Status.  From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(v)           General Disclosure Package.  As of the Applicable Time, none of (A) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus, dated [•], 2020 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package or (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(vi)          Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii)         Testing-the-Waters Communication.  The Company (A) has not alone engaged in any Testing-the-Waters Communication and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives has been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communication.  The Company has not distributed any Written Testing-the-Waters Communication.

(viii)        Good Standing of the AmeriHome Parties.  Each AmeriHome Party has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and

each AmeriHome Party is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below).

(ix)          Subsidiaries.  Each subsidiary of each AmeriHome Party has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each subsidiary of each AmeriHome Party is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of each AmeriHome Party has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by each AmeriHome Party, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(x)           Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company or any of its subsidiaries including, without limitation, Aris Holding, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.  The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(v) hereof, the General Disclosure Package and the Final Prospectus.

(xi)          No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package, the Final Prospectus and as contemplated by this Agreement, there are no contracts, agreements or understandings between any of the AmeriHome Parties and any person that would give rise to a valid claim against the AmeriHome Parties or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii)         Registration Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between any AmeriHome Party and any person granting such person the right to require any AmeriHome Party to file a registration statement under the Act with respect to any securities of the Company or Aris Holding owned or to be owned by such person or to require any AmeriHome Party to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by any AmeriHome Party under the Act (collectively, “registration rights”).

(xiii)        Listing.  The Offered Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(xiv)        Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by any AmeriHome Party for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws or by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xv)         Title to Property.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or as would not reasonably be expected to have a Material Adverse Effect, each AmeriHome Party and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from all liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances of any kind and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, each AmeriHome Party and their respective subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xvi)        Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of  this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any AmeriHome Party or any of its subsidiaries pursuant to (A) the charter or by-laws or similar organizational documents of any AmeriHome Party or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any AmeriHome Party or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which any AmeriHome Party or any of its subsidiaries is a party or by which any AmeriHome Party or any of its subsidiaries is bound or to which any of the properties of any AmeriHome Party or any of its subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any AmeriHome Party or any of its subsidiaries, except in the case of clauses (B) and (C) above, for such breaches, violations, defaults or impositions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii)       Absence of Existing Defaults and Conflicts.  None of the AmeriHome Parties or any of their respective subsidiaries is (A) in violation of its respective charter or by-laws or similar organizational documents; (B) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (A), with respect to each AmeriHome Party’s subsidiaries only, (B) and (C) above, for any such defaults or violation that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the financial condition, results of operations, business, properties or prospects of each AmeriHome Party and their respective subsidiaries taken as a whole (“Material Adverse Effect”).

(xviii)      Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each AmeriHome Party.

(xix)        Possession of Licenses and Permits.  Each AmeriHome Party and their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them.  Each AmeriHome Party and each of its subsidiaries are in compliance with the terms and conditions of all such Licenses and have not received any written notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to each AmeriHome Party or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xx)         Absence of Labor Dispute.  No labor dispute with the employees of any AmeriHome Party or any of its subsidiaries exists or, to the knowledge of each AmeriHome Party or any of its subsidiaries, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xxi)        Possession of Intellectual Property.  Each AmeriHome Party and their respective subsidiaries own, possess or can acquire on commercially reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to any AmeriHome Party or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxii)       Environmental Laws.  Each AmeriHome Party and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances, wastes or materials, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and (iv) none of the AmeriHome Parties or any of their respective subsidiaries (x) is subject to any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the AmeriHome Parties or any of their respective subsidiaries, except for such actions, suits, demands, demand letters, claims, liens, notice of noncompliance or violation, investigations or proceedings which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, none of the AmeriHome Parties or any of their respective subsidiaries know any such proceeding is contemplated, or (y) is aware of any material effect on the capital expenditures, earnings or competitive position of the AmeriHome Parties and their respective subsidiaries resulting from compliance with Environmental Laws.

(xxiii)      Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Our Organizational Structure”, “Risk Factors—Regulatory Risks”, “Business—Federal, State and Local Laws and Regulations”, “Business—Legal Proceedings”, “Description of Capital Stock” and “Material U.S. Federal Income Tax Consequences to U.S. Holders of Our Class A Common Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxiv)     Absence of Manipulation.  None of the AmeriHome Parties or any affiliates have taken, nor will any AmeriHome Party or any affiliate take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the Exchange Act.

(xxv)      Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or any Written Testing-the-Waters Communication is based on or derived from sources that any AmeriHome Party believes to be reliable and accurate.

(xxvi)     Compliance with the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of Sarbanes-Oxley that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxvii)    Internal Controls.  The AmeriHome Parties maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with applicable Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The AmeriHome Parties are not aware of any “significant deficiency” or “material weakness” (each, as defined in Rule 12b-2 of the Exchange Act), a change in internal controls over financial reporting or fraud involving management or other employees who have a significant role in internal controls over financial reporting. Since the date of the latest audited financial statements included in the General Disclosure Package, there has been no change in any AmeriHome Party’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, any AmeriHome Party’s internal control over financial reporting.

(xxviii)   [Reserved].

(xxix)     Litigation.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the AmeriHome Parties, any of their respective subsidiaries or any of their respective properties that, if determined adversely to the AmeriHome Parties or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect their respective properties or assets or the ability of the AmeriHome Parties to perform their obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the knowledge of the AmeriHome Parties or any of their respective subsidiaries, contemplated.

(xxx)      Financial Statements.  The financial statements included in each Registration Statement and the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of each of the AmeriHome Parties and their respective consolidated subsidiaries as of the dates shown and their results of operations, stockholders’ equity and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(xxxi)     No Material Adverse Change in Business.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the AmeriHome Parties and their respective subsidiaries, taken as a whole, that is material and adverse, (B) except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or Aris Holding on any class of its capital stock, (C) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of any AmeriHome Party or any of its subsidiaries, (D) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by any AmeriHome Party or any of its subsidiaries other than transactions in the ordinary course of business, (E) there has been no obligation, direct or contingent, that is material to any AmeriHome Party or any of its subsidiaries taken as a whole, incurred by any AmeriHome Party or any of its subsidiaries, except obligations incurred in the ordinary course of business and (F) none of the AmeriHome Parties or any of their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxxii)    Investment Company Act.  Each AmeriHome Party is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxiii)   Ratings.  No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (A) has imposed (or has informed the AmeriHome Party that it is considering imposing) any condition (financial or otherwise) on any AmeriHome Party retaining any rating assigned to any AmeriHome Party or any securities of such AmeriHome Party or (B) has indicated to any AmeriHome Party that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxiv)   Tax Compliance.  Each AmeriHome Party and their respective subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, each AmeriHome Party and their respective subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxv)    Insurance.  Each AmeriHome Party and their respective subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are commercially reasonable and customary for the businesses in which they are engaged; each AmeriHome Party and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any AmeriHome Party or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; None of the AmeriHome Parties or any of their respective subsidiaries has been refused any insurance coverage sought or applied for; none of the AmeriHome Parties or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company will obtain directors’ and officers’ insurance in such amounts as is customary for an initial public offering.

(xxxvi)   No Unlawful Payments.  None of the AmeriHome Parties or any director or officer, or, to the knowledge of the AmeriHome Parties, any agent, controlled affiliate or employee or other person acting on behalf of the AmeriHome Parties or of any of their respective subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Government Official or other person or entity. The AmeriHome Parties and their respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(xxxvii)  Compliance with Anti-Money Laundering Laws. The operations of each AmeriHome Party and their respective subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the any AmeriHome Party or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the AmeriHome Parties and their respective subsidiaries, threatened.

(xxxviii) Economic Sanctions.  None of the AmeriHome Parties, any of their respective subsidiaries, any director or officer, or, to the knowledge of the AmeriHome Parties or any of their respective subsidiaries, any agent, controlled affiliate or employee or other person acting on behalf of any AmeriHome Party or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: the subject or target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs or other relevant sanctions authority (collectively, “Sanctions”), none of the AmeriHome Parties or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each a “Sanctioned Country”); and the AmeriHome Parties will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).  For the past five years, the AmeriHome Parties and their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(xxxix)   Other Offerings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the AmeriHome Parties have not sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xl)          Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xli)         Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the AmeriHome Parties and their respective subsidiaries (A) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xlii)        Margin Rules.  The application of the proceeds received by the Company from the issuance, sale and delivery of the Offered Securities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xliii)       No Restrictions on Subsidiaries.  Except for restrictions imposed by the applicable regulatory authorities and applicable law or described in the General Disclosure Package and the Final Prospectus, no subsidiary of any AmeriHome Party is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to any AmeriHome Party, from making any other distribution on such subsidiary’s capital stock, from repaying to any AmeriHome Party any loans or advances to such subsidiary from any AmeriHome Party or from transferring any of such subsidiary’s properties or assets to any AmeriHome Party or any other subsidiary of any AmeriHome Party.

(xliv)       No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among any AmeriHome Party or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of any AmeriHome Party or any of its subsidiaries, on the other, which is material to the AmeriHome Parties or their respective subsidiaries, taken as a whole, that is not described, or incorporated by reference, in each of the General Disclosure Package and the Final Prospectus.

(xlv)        Cybersecurity.  Except as could not reasonably be expected to have a Material Adverse Effect, each AmeriHome Party’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of each AmeriHome Party and their respective subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  Each AmeriHome Party and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and to each AmeriHome Party’s knowledge, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.  Each AmeriHome Party’s and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except any violation thereof which would not, individually or in the aggregate, have a Material Adverse Effect.

3.     Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share, that number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, N.Y. 10017 at 9:00 A.M., (New York time), on [•], 2020, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.”  For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities.  Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.  The certificates for the Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at a reasonable time in advance of such Optional Closing Date.

4.     Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.     Certain Agreements of the AmeriHome Parties.  Each AmeriHome party, jointly and severally, agrees with the several Underwriters that:

(a)       Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)       Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)       Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final

Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)       Testing-the-Waters Communication.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(e)       Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act, which may be satisfied by filing on the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(f)        Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of each Registration Statement (333-249235 of which will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably requests.  The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement.  All other documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)       Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(h)       Reporting Requirements.  During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR system, it is not required to furnish such reports or statements to the Underwriters.

(i)        Payment of Expenses.  Each AmeriHome Party, jointly and severally, agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to any filing fees and other expenses (including the reasonable and documented fees and disbursements of counsel to the Underwriters not to exceed $10,000) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such review not to exceed $35,000), any stamp duties, similar taxes or duties or other taxes payable upon the sale, issuance or delivery of the Offered Securities to the Underwriters in the manner contemplated by this Agreement and the Final Prospectus, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes; provided, however that 50% of the cost of any aircraft not owned or leased by the Company or any affiliate of the Company that is chartered in connection with the roadshow shall be the responsibility of the Underwriters (it being understood that the other 50% shall be the responsibility of the Company), fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that, except as provided in this Section, and Sections 9 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel connected with any offers they may make.

(j)        Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(k)       Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l)        Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, provided, however, that the restrictions in the foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) Securities or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, Securities pursuant to any employee stock option plan, incentive plan, stock plan, dividend reinvestment plan or otherwise in equity compensation arrangements in place as of the First Closing Date and as described in the General Disclosure Package, (C) the grant of stock options or other equity awards pursuant to employee equity-based compensation plans, incentive plans, stock plans, or other arrangements in place as of the First Closing Date and as described in the General Disclosure Package, provided that any directors or officers who are the recipients thereof have provided to the Representatives a signed lock-up agreement substantially in the form of Exhibit D hereto, (D) the filing of a registration statement on Form S-8 in connection with the registration of Securities issuable under any employee equity-based compensation plan, incentive plan, stock plan, dividend reinvestment plan adopted and approved by the Company’s board of directors and (E) the issuance of up to 5% of the outstanding shares of the Securities in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity; provided that each recipient of any Securities issued or sold pursuant to clause (E) above executes and delivers to the Representatives prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as the lock-up letters described in this Agreement.  The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(m)      Agreement to announce lock-up waiver.  If any two of the four Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(g) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.

(n)       Emerging Growth Company Status.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period.

6.     Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.     Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the AmeriHome Parties herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the AmeriHome Parties of their obligations hereunder and to the following additional conditions precedent:

(a)       Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in the form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).

(b)       Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)       No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, results of operations, business, properties or prospects of each AmeriHome Party and its subsidiaries taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of each AmeriHome Party by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of each AmeriHome Party (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the AmeriHome Parties on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)       Opinion and 10b-5 Statement of Counsel for Company.  The Representatives shall have received an opinion (including certain negative assurance statements), dated the Closing Date, of Sidley Austin LLP, counsel for the Company, substantially in the form attached hereto as Exhibit B.

(e)       General Counsel Opinion. The Representatives shall have received an opinion, dated the Closing Date, of Jerry Hager, internal counsel of the Company, substantially in the form attached hereto as Exhibit C.

(f)        Opinion and 10b-5 Statement of Counsel for Underwriters.  The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)       Officers’ Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of each AmeriHome Party in which such officers shall state that: the representations and warranties of such AmeriHome Party in this Agreement are true and correct; each AmeriHome Party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the their knowledge, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations, business, properties or prospects of each AmeriHome Party and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)       Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup agreements in the form set forth on Exhibit C hereto from each executive officer, director, stockholder and other equity holder of the AmeriHome Parties specified in Schedule C to this Agreement.

(i)        FinCEN Certificate.  On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from the Company in form and substance reasonably satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate.

(j)        CFO Certificate.  The Company shall have furnished to the Representatives on the date hereof and as of each Closing Date certificates, dated, respectively, the date hereof and the Closing Date, of the Chief Financial Officer of the Company, certifying the accuracy of certain information in (a) the Registration Statement and (b) the Final Prospectus, respectively, in form and substance reasonably satisfactory to the Representatives.

(k)       Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of each AmeriHome Party in their respective jurisdictions of organization, in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l)        Corporate Reorganization.  The corporate reorganization, as described in the Initial Registration Statement under the heading “Our Organizational Structure”, shall have been consummated prior to or on the Closing Date.

The AmeriHome Parties will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.     [Reserved].

9.     Indemnification and Contribution.  (a) Indemnification of Underwriters by the AmeriHome Parties.  The AmeriHome Parties, jointly and severally, will indemnify and hold harmless each Underwriter, its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the Statutory Prospectus, the General Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or (ii) arise out of or are based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the AmeriHome Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)       Indemnification of the AmeriHome Parties.  Each Underwriter will severally and not jointly indemnify and hold harmless each AmeriHome Party, the directors of the Company and each officer of the Company who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the Statutory Prospectus, the Final Prospectus, any Written Testing-the-Waters Communication, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter:  (i) the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting (Conflict of Interest)” and (ii) the statements regarding stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids appearing in the thirteenth and fourteenth paragraphs under the caption “Underwriting (Conflict of Interest).”

(c)       Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)       Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the AmeriHome Parties on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the AmeriHome Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the AmeriHome Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the AmeriHome Parties bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the AmeriHome Parties or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The AmeriHome Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).

10.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse, the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the AmeriHome Parties, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

11.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the AmeriHome Parties or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the AmeriHome Parties or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the AmeriHome Parties, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the AmeriHome Parties and the Underwriters pursuant to Section 9 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.       Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Facsimile: (212) 325-4296, Attention: LBCM-Legal, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Syndication Department and c/o Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at AmeriHome, Inc., 1 Baxter Way, Thousand Oaks, California 91362, Attention: Jerry Hager, provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

14.       Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.       Absence of Fiduciary Relationship.  Each AmeriHome Party acknowledges and agrees that:

(a)                     No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the AmeriHome Parties, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the AmeriHome Parties on other matters.  None of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person;

(b)                     Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                      Absence of Obligation to Disclose.  Each AmeriHome Party has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the AmeriHome Parties and that the Representatives have no obligation to disclose such interests and transactions to the AmeriHome Parties by virtue of any fiduciary, advisory or agency relationship; and

(d)                     Waiver.  Each AmeriHome Party waives, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the AmeriHome Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the AmeriHome Parties, including stockholders, employees or creditors of the AmeriHome Parties.

17.       Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each AmeriHome Party hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each AmeriHome Party irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18.       Waiver of Jury Trial.  Each AmeriHome Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.       Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the AmeriHome Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20.       Recognition of U.S. Special Resolution Regimes.  (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                     In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k)

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of the page intentionally left blank]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the AmeriHome Parties one of the counterparts hereof, whereupon it will become a binding agreement among the AmeriHome Parties and the several Underwriters in accordance with its terms.

Very truly yours,

AmeriHome, Inc.

By:
Name:
Title:

Aris Mortgage Holding Company, LLC

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Underwriter	Number of shares of Firm Securities
Credit Suisse Securities (USA) LLC	$
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Barclays Capital Inc.
BofA Securities, Inc.
RBC Capital Markets, LLC
UBS Securities LLC
Apollo Global Securities, LLC
Houlihan Lokey Capital, Inc.
Siebert Williams Shank & Co., LLC
Total	$

SCHEDULE B

1.                                      General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.              [None]

2.                                      Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.              The initial price to the public of the Offered Securities.

SCHEDULE C

Lock-Up Agreements

1.              A-A Mortgage Opportunities, L.P.

2.              James S. Furash

3.              Josh Adler

4.              John Hedlund

5.              Mark Miller

6.              Garrett Galati

7.              David Anderson

8.              Nancy De Liban

9.              Maxwell David

10.       Robert Ruberton

11.       Neil Mehta

12.       Frederick Khedouri

13.       Amar R. Patel

14.       Joseph D. Glatt

Exhibit A

Form of Press Release

AmeriHome Inc.

[Date]

AmeriHome Inc. (the “Company”) announced today that [Credit Suisse] [Goldman Sachs & Co. LLC] [J.P. Morgan] [Wells Fargo Securities] representing [  ] of the four lead book-running managers in the Company’s recent public sale of [•] shares of Class A common stock, is [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on [•], 202[•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B

[Opinion of Sidley Austin LLP]

Exhibit C

[General Counsel Opinion]

Exhibit D

Form of Lock-Up Agreement

October [•], 2020

AmeriHome, Inc.

1 Baxter Way

Thousand Oaks, California 91362

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

c/o       Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

c/o       Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o       J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o       Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AmeriHome, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters listed in Schedule A therein (the “Underwriters”) of the Class A common stock, $0.01 per share par value (the “Common Stock”) of the Company.  In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably agrees that without the prior written consent of two of the four Representatives, on behalf of the Underwriters, the undersigned will not, directly or indirectly (or cause any direct or indirect affiliate to), during the period specified in the following paragraph (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), securities which may be issued upon exercise of a stock option or warrant and any Common Stock, options, warrants or securities now owned or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”)), (2) enter into any swap, hedge, option, derivative or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended to, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned) or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, [or] (3) [exercise any right with respect to the registration of any Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted, any registration statement in connection therewith, under the Securities Act of 1933, as amended or (4)](1) publicly disclose the intention to do any of the foregoing.  Furthermore, the undersigned confirms that it has furnished the Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Lock-Up Agreement if it had been entered into by the undersigned during the Lock-Up Period.

The foregoing shall not apply to:

(a)         transactions relating to Lock-Up Securities acquired in the open market after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than on Form 5, if such Form 5 is filed after the expiration of the Lock-Up Period) shall be required or shall be voluntarily made in connection with subsequent sales of such Lock-Up Securities acquired in such open market transactions;

(b)         transfers of Lock-Up Securities as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that any such transaction shall not involve a disposition for value and that no filing under Section 16(a) of the Exchange Act (other than on Form 5, if such Form 5 is filed after the expiration of the Lock-Up Period) reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period;

(c)          transfers of Lock-Up Securities transferred to any beneficiary of the undersigned pursuant to a trust, will, other testamentary document or intestate succession to the legal representative, heirs, beneficiary or immediate family member of the undersigned, provided that the done or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein and provided further that any such transaction shall not involve a disposition for value;

(d)         transfers of the Lock Up Securities pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of the Lock Up Securities, provided that any such transaction shall not involve a disposition for value and if required, any public report or filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

(e)          transfers of Lock-Up Securities to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), provided that the trustee of the trust or the partnership, limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transaction shall not involve a disposition for value and that no filing under Section 16(a) of the Exchange Act (other than a Form 5, if such Form 5 is filed after the expiration of the Lock-Up Period), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(f)           distributions of Lock-Up Securities to limited partners, members or stockholders of the undersigned, provided that such transferee or transferees agrees to be bound in writing by the restrictions set forth herein and provided further that such transaction does not involve a disposition for value;

(g)          (A) the exercise of stock options solely with cash granted pursuant to equity incentive plans described in the Registration Statement, and the receipt by the undersigned from the Company of Lock-Up Securities upon such exercise; (B) transfers of Lock-Up Securities to the Company upon

(1)  To be included in all director and executive officer lock up agreements.

the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to equity incentive plans described in the Prospectus used for the Public Offering; or (C) forfeitures of shares of Lock-Up Securities to the Company to satisfy tax withholding requirements of the undersigned or the Company upon the vesting, during the Lock-Up Period, of equity based awards granted under equity incentive plans or pursuant to other stock purchase arrangements, in each case described in the Prospectus used in the Public Offering; provided that, in each case, the Lock-Up Securities shall continue to be subject to the restrictions on transfer set forth in this Lock Up Agreement, and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

(h)         transfers to the Company in connection with the repurchase by the Company from the undersigned of Lock-Up Securities pursuant to a repurchase right arising upon the termination of the undersigned’s employment with the Company; provided that such repurchase right is pursuant to contractual agreements with the Company; and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

(i)             transfers of Lock-Up Securities pursuant to the Transactions described in the Prospectus used in the Public Offering;

(j)            exchanges of LLC Units and Class B common stock into shares of Common Stock, provided that the shares of Common Stock received upon such exchange shall remain subject to the provisions of this Lock-Up Agreement; and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

(k)         exchanges of LLC Units under the Exchange Agreement made during the Lock-Up Period, provided that no such sales of any Common Stock shall be made in violation of the provisions of this Lock-Up Agreement;

(l)             the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that (i) no transfers occur under such plan during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the undersigned’s Lock-Up Securities may be made under such plan during the Lock-Up Period; or

(m)     transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock after the consummation of the public offering, involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement.

[The foregoing restrictions shall not prohibit the undersigned from exercising any right with respect to, or the taking of any other action in preparation for, a registration by the Company of any Lock-Up Securities; provided that no transfer of the undersigned’s Lock-Up Securities proposed to be registered pursuant to the exercise of such rights under this sentence shall occur, and such exercise shall not result in any public announcement regarding the exercise of such right, in each case during the Lock-Up Period referred to above; and provided further that no registration statement shall be publicly filed until the date that is the second business day prior to the end of the Lock-Up Period. The undersigned agrees that, at least three business days before such exercise, the undersigned will notify the Representatives of any such exercise.](2)

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and “change of control” shall mean any bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the board of directors of the Company the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, shall become, after the closing of the transaction, the beneficial

(2)  To be included in A-A Mortgage Opportunities, L.P. lock up agreement.

owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Common Stock (as referred to in FINRA Rule 5131(d)(2)(A)) that the undersigned may purchase in the Public Offering pursuant to an allocation of Common Stock that is directed in writing by the Company, (ii) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) at least two business days before the effective date of the release of the waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement as are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event the undersigned seeks the prior written consent of any of the Representatives pursuant to this Lock-Up Agreement, the undersigned agrees to (i) request any written consent from each of the Representatives substantially currently and (y) provide notice of any consent to each of the Representatives reasonably promptly following receipt of such consent and, in any case, prior to the occurrence of the transaction for which such consent was sought.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

It is understood that if (i) the Company notifies the Representatives that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement does not become effective by February 28, 2021 or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, this Lock-Up Agreement shall become null and void and the undersigned will be released from its obligations under this Lock-Up Agreement.

Whether the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents reasonably necessary in connection with the enforcement thereof. This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

[Name of stockholder]

By:
Name:
Title: